UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2021

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          Director Election.

On January 8, 2021, the Board of Directors (the “Company Board”) of First United Corporation (the “Company”) elected Sanu Chadha and Christy DiPietro to serve as Class II directors until the 2021 annual meeting of shareholders and until their successors are duly elected and qualify. The Company Board expects to appoint Ms. Chadha to serve on its Audit Committee, Risk and Compliance Committee, and Compensation Committee, and it expects to appoint Ms. DiPietro to serve on its Asset and Liability Management Committee. Ms. Chadha and Ms. DiPietro have also been elected to serve on the board of directors (the “Bank Board”) of First United Bank & Trust, the Company’s wholly-owned bank subsidiary.

Ms. Chadha, a certified Project Management Professional, is the Managing Partner of M&S Consulting, a management and solutions company founded in 2002 that provides consulting services to enterprise organizations across the United States and abroad regarding strategic process and technology solutions, project management, process improvement, data analytics, and cloud solutions. The Company believes that Ms. Chadha’s election will further its board refreshment objectives and provide additional depth of knowledge and expertise in critical areas of the Company’s operations.

Ms. DiPietro, a Chartered Financial Analyst, is a private investor and the family office manager of Hidden Code Advisory, where she manages a diverse portfolio of assets with responsibilities including investment analysis and strategy, asset allocation, tax matters, insurance matters, estate planning, property management, and charitable giving. Prior to that, she served as a Vice President and Portfolio Manager – Fixed Income at T. Rowe Price Associates, Inc., where she managed $2.3 billion in high-quality taxable fixed income assets for numerous institutional clients. In addition to furthering the Company’s board refreshment objectives, Ms. DiPietro’s election will complement the financial expertise of the Company Board.

For their service on the Company Board and the Bank Board, Ms. Chadha and Ms. DiPietro will receive regular director’s fees, which are subject to change at the discretion of the Company Board and the Bank Board and are disclosed each year in the Company’s definitive proxy statement for the annual meeting of shareholders. For the period between their elections and the 2021 annual meeting of shareholders, Ms. Chadha and Ms. DiPietro will each receive a cash retainer of $4,166.67, a grant of 416 fully-vested shares of common stock of the Company (“Common Stock”), having a grant date fair value of $16.66, and a cash fee of $1,000.00 for each meeting of the Company Board and/or the Bank Board that they attend. The cash fee is reduced to $200.00 when special meetings are called and the meeting lasts less than two hours or is related to regulatory matters. Directors do not receive more than one cash fee when the Company Board and the Bank Board meet together. For their committee service, Ms. Chadha and Ms. DiPietro will each receive a cash fee of $500.00 for attending each meeting of a committee of the Company Board, and a cash fee of $500.00 for attending each meeting of a committee of the Bank Board. Ms. Chadha and Ms. DiPietro may elect to receive some or all of their respective cash retainers in shares of Common Stock. The number of shares paid in lieu of a cash retainer is determined by dividing the portion of the cash retainer to be paid in shares by the mean between the high and low sales price of a share of Common Stock on the trading day immediately preceding the payment date, as reported on The NASDAQ Stock Market.

All directors are permitted to participate in the Company’s Amended and Restated Executive and Director Deferred Compensation Plan (subject to any eligibility or other requirements thereof), the material terms of which were summarized in the Company’s definitive proxy statement on Schedule 14A for the 2020 annual meeting of shareholders that was filed with the Securities and Exchange Commission on April 17, 2020 under the heading, “Remuneration of Executive Officers”.

Since the beginning of the Company’s fiscal year ended December 31, 2019, neither the Company nor any of its subsidiary has engaged in any transaction with either Ms. Chadha or Ms. DiPietro, nor with any of their respective related interests, for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently proposed for the fiscal year ending December 31, 2021.

(e)          Compensatory Arrangements.

On January 8, 2020, the Company and certain of its executive officers, including Carissa L. Rodeheaver, Tonya K. Sturm, Robert L. Fisher II, and Jason B. Rush, entered into Amended and Restated Agreements under the First United Corporation Change in Control Severance Plan (each, an “Agreement”). The Agreements were entered into pursuant to, and are subject to the terms and conditions of, the First United Corporation Change in Control Severance Plan (the “Plan”).

Ms. Rodeheaver’s Agreement was amended to (i) increase the amount of the cash severance benefits to be paid in the event that she incurs a Severance (as defined in the Agreement) following a Change in Control (as defined in the Plan) from 2.0 times her “Final Pay” (as defined in her Agreement) to 2.99 times her Final Pay, (ii) clarify provisions relating to post-termination health and dental insurance benefits in light of the Company’s insurance plan documents, and (iii) clarify provisions relating to the acceleration of outstanding equity awards to include the types of awards that may be granted under the First United 2018 Equity Compensation Plan (the “Equity Plan”). A copy of Ms. Rodeheaver’s Agreement is filed as Exhibit 10.1 hereto.

The Agreements with the other executive officers were amended to (i) clarify provisions relating to post-termination health and dental insurance benefits in light of the Company’s insurance plan documents, and (ii) clarify provisions relating to the acceleration of outstanding equity awards to include the types of awards that may be granted under the Equity Plan. These Agreements are identical to Ms. Rodeheaver’s Agreement, except that they contemplate Severance in an amount equal to 2.0 times the officer’s Final Pay.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

10.1	Amended and Restated Agreement Under the First United Corporation Change in Control Severance Plan, dated as of January 8, 2021, between the Company and Carissa L. Rodeheaver (filed herewith)
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: January 8, 2021	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO